New York Mortgage Trust Reports
Second Quarter 2021 Results

NEW YORK, NY - August 05, 2021 (GLOBE NEWSWIRE) - New York Mortgage Trust, Inc. (Nasdaq: NYMT) (“NYMT,” the “Company,” “we,” “our” or “us”) today reported results for the second quarter of 2021.

Summary of Second Quarter 2021:
(dollar amounts in thousands, except per share data)

Net income attributable to Company's common stockholders	$42,944
Net income attributable to Company's common stockholders per share (basic)	$0.11
Comprehensive income attributable to Company's common stockholders	$46,519
Comprehensive income attributable to Company's common stockholders per share (basic)	$0.12
Net interest income	$31,475
Portfolio net interest margin	2.97%
Book value per common share at the end of the period	$4.74
Economic return on book value for the quarter (1)	2.8%
Dividends per common share	$0.10

(1)Economic return on book value is based on the periodic change in GAAP book value per common share plus dividends declared per common share, if any, during the period.

Key Developments:

•Purchased approximately $257.8 million in residential loans and $19.0 million in non-Agency RMBS.

•Received approximately $28.1 million in proceeds from redemptions of multi-family preferred equity and mezzanine loan investments and approximately $63.3 million in proceeds from redemption of an equity investment in an entity that invested in residential loans.

•Completed a securitization of business purpose loans resulting in approximately $178.4 million of net proceeds to the Company, of which $117.1 million was used to repay an outstanding repurchase agreement.

•Completed a private placement of $100.0 million in aggregate principal amount of 5.75% senior unsecured notes due April 2026 at par.

Subsequent Developments:

•Issued 5,750,000 shares of 6.875% Series F Fixed-to-Floating-Rate Cumulative Redeemable Preferred Stock for total net proceeds to the Company of approximately $138.6 million after deduction of underwriting discounts and commissions and estimated offering expenses. The Company used the net proceeds to fund the redemption of all outstanding shares of its 7.875% Series C Preferred Stock at an aggregate redemption price of approximately $104.9 million, which included accumulated and unpaid dividends up to, but not including, the redemption date of July 30, 2021.

•On July 29, 2021, the Company directed the trustee of one of the Company's residential loan securitizations, with an outstanding balance of $208.6 million as of June 30, 2021, to exercise its right to redeem the securitization. The scheduled redemption date is August 12, 2021.

•Sold CMBS for proceeds of approximately $89.5 million in July 2021.

Management Overview

Steven Mumma, Chairman and Chief Executive Officer, commented: "The Company delivered solid results in the second quarter, with GAAP earnings per share of $0.11, comprehensive earnings per share of $0.12 and an increase in book value per common share to $4.74, generating a total economic return for the quarter of 2.8%. Moreover, the Company’s portfolio net margin for the quarter was 55 bps higher than the previous quarter, benefiting from improvements in average asset yields and decreased average funding costs for our liabilities. The Company took advantage of the lower interest rate environment, accessing the market with two capital markets transactions. In April, the Company completed a private placement of $100 million of rated senior unsecured notes with a 5-year term at an interest rate of 5.75% per annum. In July, the Company completed an offering of its Series F preferred stock for net proceeds of approximately $139 million with a coupon of 6.875%. The Company used a portion of the net proceeds from the Series F preferred stock offering to redeem its 7.875% Series C preferred stock, thereby lowering the coupon on the capital represented by the redeemed shares by 100 bps. While the Company indeed benefited from the lower interest rate environment, we also believe our execution of these two transactions at improved pricing levels is a testament to the strength of our current balance sheet."

Jason Serrano, President, commented: "As expected, loan securitization financing costs improved throughout the quarter, as demand for new paper far outweighs net supply. In the quarter, we issued our first BPL securitization with $167 million of loans and deposited $33 million of cash in a revolver to fund future pipelines. The transaction lowered our interest cost by 58 bps for such loans. We view term financing through securitizations to be highly attractive and intend to take advantage of this opportunity against $700+ million market value of unencumbered residential loans held on balance sheet at quarter end. We are also excited about the opportunity to optimize our financing by calling certain of our previously issued deals. With both a building loan pipeline and attractive securitization financing options, we are optimistic about the prospects for future earnings growth."

Capital Allocation

The following tables set forth, by investment category, our allocated capital at June 30, 2021, our interest income and interest expense, and the average yield, average portfolio financing cost, and portfolio net interest margin for our average interest earning assets for the three months ended June 30, 2021 (dollar amounts in thousands):

	Single-Family (1)	Multi- Family	Other	Total
Residential loans	$3,202,743	$—	$—	$3,202,743
Consolidated SLST CDOs	(948,090)	—	—	(948,090)
Multi-family loans	—	126,719	—	126,719
Investment securities available for sale (2)	419,287	145,500	42,620	607,407
Equity investments	—	189,746	14,951	204,697
Other investments (3)	—	32,226	—	32,226
Total investment portfolio carrying value	2,673,940	494,191	57,571	3,225,702
Liabilities:
Repurchase agreements	(340,541)	—	—	(340,541)
Residential loan securitization CDOs	(683,724)	—	—	(683,724)
Convertible notes	—	—	(136,586)	(136,586)
Senior unsecured notes	—	—	(96,380)	(96,380)
Subordinated debentures	—	—	(45,000)	(45,000)
Cash, cash equivalents and restricted cash (4)	74,715	—	322,970	397,685
Other	55,716	(2,727)	(52,984)	5
Net Company capital allocated	$1,780,106	$491,464	$49,591	$2,321,161

Total Leverage Ratio (5)				0.3
Portfolio Leverage Ratio (6)				0.1

(1)The Company, through its ownership of certain securities, has determined it is the primary beneficiary of Consolidated SLST and has consolidated the assets and liabilities of Consolidated SLST in the Company’s consolidated financial statements. Consolidated SLST is presented on our consolidated balance sheets as residential loans, at fair value and collateralized debt obligations, at fair value. Our investment in Consolidated SLST as of June 30, 2021 was limited to the RMBS comprised of first loss subordinated securities and IOs issued by the securitization with an aggregate net carrying value of $228.3 million.
(2)Agency RMBS with a fair value of $131.3 million are included in Single-Family.
(3)Represents the Company's preferred equity and joint venture investments in Consolidated VIEs.
(4)Excludes cash amounting to $2.8 million held in the Company's preferred equity and joint venture investments in Consolidated VIEs. Restricted cash is included in the Company’s accompanying condensed consolidated balance sheets in other assets.
(5)Represents total outstanding repurchase agreement financing, subordinated debentures, convertible notes and senior unsecured notes divided by the Company's total stockholders' equity. Does not include Consolidated SLST CDOs amounting to $948.1 million, residential loan securitization CDOs amounting to $683.7 million and mortgages payable in Consolidated VIEs amounting to $98.6 million as they are non-recourse debt for which the Company has no obligation.
(6)Represents outstanding repurchase agreement financing divided by the Company’s total stockholders’ equity.

Net Interest Income - Three Months Ended June 30, 2021:	Single-Family (1)	Multi- Family	Other	Total
Interest Income (2)	$37,455	$5,734	$1,847	$45,036
Interest Expense	(8,748)	—	(4,813)	(13,561)
Net Interest Income (Expense)	$28,707	$5,734	$(2,966)	$31,475

Portfolio Net Interest Margin - Three Months Ended June 30, 2021:
Average Interest Earning Assets (3) (4)	$2,535,085	$288,889	$30,653	$2,854,627
Average Yield on Interest Earning Assets (5)	5.91%	7.94%	24.10%	6.31%
Average Portfolio Financing Cost (6)	(3.34)%	—	—	(3.34)%
Portfolio Net Interest Margin (7)	2.57%	7.94%	24.10%	2.97%

(1)The Company, through its ownership of certain securities, has determined it is the primary beneficiary of Consolidated SLST and has consolidated the assets and liabilities of Consolidated SLST in the Company’s consolidated financial statements. Interest income amounts represent interest income earned by securities that are owned by the Company. A reconciliation of net interest income from the Single-Family portfolio is included below in "Additional Information."
(2)Includes interest income earned on cash accounts held by the Company.
(3)Average Interest Earning Assets for the period indicated excludes all Consolidated SLST assets other than those securities owned by the Company.
(4)Average Interest Earning Assets is calculated each quarter based on daily average amortized cost for the respective periods.
(5)Average Yield on Interest Earning Assets was calculated by dividing our annualized interest income relating to our interest earning assets by our Average Interest Earning Assets for the respective periods.
(6)Average Portfolio Financing Cost was calculated by dividing our annualized interest expense relating to our interest earning assets by our average interest bearing liabilities, excluding the interest expense generated by our subordinated debentures, convertible notes, senior unsecured notes and mortgages payable in Consolidated VIEs of approximately $0.5 million, $2.8 million, $1.1 million and $0.4 million, respectively.
(7)Portfolio Net Interest Margin is the difference between our Average Yield on Interest Earning Assets and our Average Portfolio Financing Cost, excluding the weighted average cost of subordinated debentures, convertible notes, senior unsecured notes and mortgages payable in Consolidated VIEs.

Conference Call

On Friday, August 6, 2021 at 9:00 a.m., Eastern Time, New York Mortgage Trust's executive management is scheduled to host a conference call and audio webcast to discuss the Company’s financial results for the three and six months ended June 30, 2021. The conference call dial-in number is (877) 312-8806. The replay will be available until Friday, August 13, 2021 and can be accessed by dialing (855) 859-2056 and entering passcode 8337948. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis, at the Company's website at http://www.nymtrust.com. Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast.

In connection with the release of these financial results, the Company will also post a supplemental financial presentation that will accompany the conference call on its website at http://www.nymtrust.com under "Events and Presentations." Second quarter 2021 financial and operating data can be viewed in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, which is expected to be filed with the Securities and Exchange Commission on or about August 6, 2021. A copy of the Form 10-Q will be posted at the Company’s website as soon as reasonably practicable following its filing with the Securities and Exchange Commission.

About New York Mortgage Trust

New York Mortgage Trust, Inc. is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”) for federal income tax purposes. NYMT is an internally managed REIT in the business of acquiring, investing in, financing and managing primarily mortgage-related single-family and multi-family residential assets. For a list of defined terms used from time to time in this press release, see “Defined Terms” below.

Defined Terms

The following defines certain of the commonly used terms that may appear in this press release: “RMBS” refers to residential mortgage-backed securities backed by adjustable-rate, hybrid adjustable-rate, or fixed-rate residential loans; “Agency RMBS” refers to RMBS representing interests in or obligations backed by pools of residential loans guaranteed by a government sponsored enterprise (“GSE”), such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); “ABS” refers to debt and/or equity tranches of securitizations backed by various asset classes including, but not limited to, automobiles, aircraft, credit cards, equipment, franchises, recreational vehicles and student loans; “non-Agency RMBS” refers to RMBS that are not guaranteed by any agency of the U.S. Government or any GSE; “IOs” refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; “POs” refers to mortgage-backed securities that represent the right to the principal component of the cash flow from a pool of mortgage loans; “CMBS” refers to commercial mortgage-backed securities comprised of commercial mortgage pass-through securities issued by a GSE, as well as PO, IO or mezzanine securities that represent the right to a specific component of the cash flow from a pool of commercial mortgage loans; “Agency CMBS” refers to CMBS representing interests in or obligations backed by pools of multi-family mortgage loans guaranteed by a GSE, such as Fannie Mae or Freddie Mac; “multi-family CMBS” refers to CMBS backed by commercial mortgage loans on multi-family properties; “CDO” refers to collateralized debt obligation and includes debt that permanently finances the residential loans held in Consolidated SLST, multi-family loans held in the Consolidated K-Series and the Company's residential loans held in securitization trusts and non-Agency RMBS re-securitization that we consolidate in our financial statements in accordance with GAAP; “Consolidated K-Series” refers to Freddie Mac-sponsored multi-family loan K-Series securitizations, of which we, or one of our special purpose entities, owned the first loss PO securities and certain IOs and certain senior or mezzanine securities issued by them, that we consolidated in our financial statements in accordance with GAAP; “Consolidated SLST” refers to a Freddie Mac-sponsored residential loan securitization, comprised of seasoned re-performing and non-performing residential loans, of which we own the first loss subordinated securities and certain IOs, that we consolidate in our financial statements in accordance with GAAP; “Consolidated VIEs” refers to variable interest entities ("VIE") where the Company is the primary beneficiary, as it has both the power to direct the activities that most significantly impact the economic performance of the VIE and a right to receive benefits or absorb losses of the entity that could be potentially significant to the VIE and that we consolidate in our financial statements in accordance with GAAP; “Multi-Family” portfolio includes multi-family CMBS, preferred equity and mezzanine loan investments and certain equity investments that invest in multi-family assets; “Single-Family” portfolio includes residential loans, Agency RMBS and non-Agency RMBS; and “Other” portfolio includes ABS and equity investments that invest in residential assets.

Additional Information

We determined that Consolidated SLST is a variable interest entity and that we are the primary beneficiary of Consolidated SLST. As a result, we are required to consolidate Consolidated SLST’s underlying seasoned re-performing and non-performing residential loans including its liabilities, income and expenses in our condensed consolidated financial statements. We have elected the fair value option on the assets and liabilities held within Consolidated SLST, which requires that changes in valuations in the assets and liabilities of Consolidated SLST be reflected in our condensed consolidated statements of operations.

A reconciliation of our net interest income generated by our Single-Family portfolio to our condensed consolidated financial statements for the three months ended June 30, 2021 is set forth below (dollar amounts in thousands):

Interest income, residential loans	$30,088
Interest income, investment securities available for sale	4,039
Interest income, Consolidated SLST	10,479
Interest expense, Consolidated SLST CDOs	(7,151)
Interest income, Single-Family, net	37,455
Interest expense, repurchase agreements	(3,733)
Interest expense, residential loan securitizations	(5,015)
Interest expense, non-Agency RMBS re-securitization	—
Net interest income, Single-Family	$28,707

Cautionary Statement Regarding Forward-Looking Statements

When used in this press release, in future filings with the Securities and Exchange Commission (the “SEC”) or in other written or oral communications, statements which are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “could,” “would,” “should,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, as such, may involve known and unknown risks, uncertainties and assumptions.

Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results and outcomes could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation: changes in the Company’s business and investment strategy; changes in interest rates and the fair market value of the Company’s assets, including negative changes resulting in margin calls relating to the financing of the Company’s assets; changes in credit spreads; changes in the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; general volatility of the markets in which the Company invests; changes in prepayment rates on the loans the Company owns or that underlie the Company’s investment securities; increased rates of default or delinquency and/or decreased recovery rates on the Company’s assets; the Company’s ability to identify and acquire targeted assets, including assets in its investment pipeline; changes in relationships with the Company’s financing counterparties and the Company’s ability to borrow to finance its assets and the terms thereof; the Company’s ability to predict and control costs; changes in laws, regulations or policies affecting the Company’s business, including actions that may be taken to contain or address the impact of the COVID-19 pandemic; the Company’s ability to make distributions to its stockholders in the future; the Company’s ability to maintain its qualification as a REIT for federal tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended; risks associated with investing in real estate assets, including changes in business conditions and the general economy, the availability of investment opportunities and the conditions in the market for Agency RMBS, non-Agency RMBS, ABS and CMBS securities, residential loans, structured multi-family investments and other mortgage-, residential housing- and credit-related assets, including changes resulting from the ongoing spread and economic effects of COVID-19; and the impact of COVID-19 on the Company, its operations and its personnel.

These and other risks, uncertainties and factors, including the risk factors described in the Company’s reports filed with the SEC pursuant to the Exchange Act, could cause the Company’s actual results to differ materially from those projected in any forward-looking statements the Company makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information

CONTACT: AT THE COMPANY
Phone: 212-792-0107
Email: InvestorRelations@nymtrust.com

FINANCIAL TABLES FOLLOW

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share data)

	June 30, 2021	December 31, 2020
	(unaudited)
ASSETS
Residential loans, at fair value	$3,202,743	$3,049,166
Multi-family loans, at fair value	126,719	163,593
Investment securities available for sale, at fair value	607,407	724,726
Equity investments, at fair value	204,697	259,095
Cash and cash equivalents	324,927	293,183
Other assets	314,434	165,824
Total Assets (1)	$4,780,927	$4,655,587
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Repurchase agreements	$340,541	$405,531
Collateralized debt obligations ($948,090 at fair value and $683,724 at amortized cost, net as of June 30, 2021 and $1,054,335 at fair value and $569,323 at amortized cost, net as of December 31, 2020)	1,631,814	1,623,658
Convertible notes	136,586	135,327
Senior unsecured notes	96,380	—
Subordinated debentures	45,000	45,000
Other liabilities	204,247	138,498
Total liabilities (1)	2,454,568	2,348,014
Commitments and Contingencies
Stockholders' Equity:
Preferred stock, par value $0.01 per share, 30,900,000 shares authorized, 20,872,888 shares issued and outstanding ($521,822 aggregate liquidation preference)	504,765	504,765
Common stock, par value $0.01 per share, 800,000,000 shares authorized, 379,371,987 and 377,744,476 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	3,794	3,777
Additional paid-in capital	2,347,753	2,342,934
Accumulated other comprehensive income	7,449	994
Accumulated deficit	(542,600)	(551,268)
Company's stockholders' equity	2,321,161	2,301,202
Non-controlling interest in consolidated variable interest entities	5,198	6,371
Total equity	2,326,359	2,307,573
Total Liabilities and Stockholders' Equity	$4,780,927	$4,655,587
(1)Our condensed consolidated balance sheets include assets and liabilities of consolidated variable interest entities ("VIEs") as the Company is the primary beneficiary of these VIEs. As of June 30, 2021 and December 31, 2020, assets of consolidated VIEs totaled $2,212,001 and $2,150,984, respectively, and the liabilities of consolidated VIEs totaled $1,744,689 and $1,667,306, respectively.

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
NET INTEREST INCOME:
Interest income	$52,186	$47,970	$102,225	$258,583
Interest expense	20,711	19,444	40,410	182,976
Total net interest income	31,475	28,526	61,815	75,607

NON-INTEREST INCOME (LOSS):
Realized gains (losses), net	4,989	(934)	12,047	(148,852)
Realized loss on de-consolidation of Consolidated K-Series	—	—	—	(54,118)
Unrealized gains (losses), net	23,854	102,872	50,020	(293,908)
Income from equity investments	10,607	4,112	14,006	4,606
Impairment of goodwill	—	—	—	(25,222)
Other income (loss)	3,826	(1,638)	6,923	(97)
Total non-interest income (loss)	43,276	104,412	82,996	(517,591)

GENERAL, ADMINISTRATIVE AND OPERATING EXPENSES:
General and administrative expenses	12,520	11,761	23,961	22,412
Operating expenses	10,601	2,313	18,355	5,546
Total general, administrative and operating expenses	23,121	14,074	42,316	27,958

INCOME (LOSS) FROM OPERATIONS BEFORE INCOME TAXES	51,630	118,864	102,495	(469,942)
Income tax expense	15	1,927	81	1,688

NET INCOME (LOSS)	51,615	116,937	102,414	(471,630)
Net loss attributable to non-controlling interest in consolidated variable interest entities	1,625	876	3,034	1,060
NET INCOME (LOSS) ATTRIBUTABLE TO COMPANY	53,240	117,813	105,448	(470,570)
Preferred stock dividends	(10,296)	(10,296)	(20,593)	(20,593)
NET INCOME (LOSS) ATTRIBUTABLE TO COMPANY'S COMMON STOCKHOLDERS	$42,944	$107,517	$84,855	$(491,163)

Basic earnings (loss) per common share	$0.11	$0.28	$0.22	$(1.35)
Diluted earnings (loss) per common share	$0.11	$0.28	$0.22	$(1.35)
Weighted average shares outstanding-basic	379,299	377,465	379,091	364,189
Weighted average shares outstanding-diluted	381,517	399,982	381,167	364,189

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
SUMMARY OF QUARTERLY EARNINGS
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Total net interest income	$31,475	$30,340	$25,956	$25,529	$28,526
Total non-interest income	43,276	39,720	67,271	90,528	104,412
Total general, administrative and operating expenses	23,121	19,195	13,180	13,424	14,074
Income from operations before income taxes	51,630	50,865	80,047	102,633	118,864
Income tax expense (benefit)	15	66	65	(772)	1,927
Net income	51,615	50,799	79,982	103,405	116,937
Net loss (income) attributable to non-controlling interest in consolidated variable interest entities	1,625	1,409	437	(1,764)	876
Net income attributable to Company	53,240	52,208	80,419	101,641	117,813
Preferred stock dividends	(10,296)	(10,297)	(10,296)	(10,297)	(10,296)
Net income attributable to Company's common stockholders	42,944	41,911	70,123	91,344	107,517
Basic earnings per common share	$0.11	$0.11	$0.19	$0.24	$0.28
Diluted earnings per common share	$0.11	$0.11	$0.18	$0.23	$0.28
Weighted average shares outstanding - basic	379,299	378,881	377,744	377,744	377,465
Weighted average shares outstanding - diluted	381,517	380,815	399,009	399,709	399,982

Book value per common share	$4.74	$4.71	$4.71	$4.58	$4.35
Dividends declared per common share	$0.10	$0.10	$0.10	$0.075	$0.05
Dividends declared per preferred share on Series B Preferred Stock	$0.48	$0.48	$0.48	$0.48	$0.48
Dividends declared per preferred share on Series C Preferred Stock	$0.49	$0.49	$0.49	$0.49	$0.49
Dividends declared per preferred share on Series D Preferred Stock	$0.50	$0.50	$0.50	$0.50	$0.50
Dividends declared per preferred share on Series E Preferred Stock	$0.49	$0.49	$0.49	$0.49	$0.49